Ex. 28(h)(9)

AMENDMENT

To

Transfer Agency and Service Agreement

Between

State Street Institutional Investment Trust

SSGA Funds

And

DST Asset Manager Solutions, Inc.

This Amendment is made as of April 24, 2020, by and between DST Asset Manager Solutions Inc. (the “Transfer Agent”) and State Street Institutional Investment Trust and SSGA Funds (each, a “Fund” and together, the “Funds”), each entity individually not jointly, as listed on Schedule A, to the Transfer Agency and Service Agreement between the parties dated June 1, 2016, as amended (the Agreement”). In accordance with Section 15.1 (Amendment) and Section 16 (Additional Portfolios/Funds) of the Agreement, the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.	Schedule A. The current Schedule A to the Agreement is hereby replaced and superseded with the Schedule A attached hereto, effective as of April 24, 2020; and

2.	All defined terms and definitions in the Agreement shall be the same in this Amendment (the “April 24, 2020 Amendment”) except as specifically revised by this Amendment; and

3.	Except as specifically set forth in this April 24, 2020 Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this April 24, 2020 Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year written above.

(Signature on following page)

STATE STREET INSTITUTIONAL INVESTMENT TRUST ON BEHALF OF ITSELF AND EACH OF ITS PORTFOLIOS, INDIVIDUALLY AND NOT JOINTLY, AS LISTED ON SCHEDULE A	DST ASSET MANAGER SOLUTIONS, INC.

By:	/s/ Ellen M. Needham	By:	/s/ Mike Sleightholme
Name:	Ellen Needham	Name:	Mike Sleightholme_____
Title:	President	Title:	Vice President

As an Authorized Officer on behalf of each of

the Funds indicated on Schedule A

SSGA FUNDS ON BEHALF OF ITSELD

AND EACH OF ITS PORTFOLIOS,

INDIVIDUALLY AND NOT JOINTLY, AS

LISTED ON SCHEDULE A

By:	/s/ Ellen M. Needham
Name:	Ellen M. Needham
Title:	President

As an Authorized Officer on behalf of each of

the Funds indicated on Schedule A

SCHEDULE A

Effective Date: April 24, 2020

SSGA Funds

State Street Dynamic Small Cap Fund

State Street Defensive Emerging Markets Equity Fund

State Street International Stock Selection Fund

State Street S&P 500 Index Fund

State Street Institutional Investment Trust

State Street Aggregate Bond Index Fund

State Street Cash Reserves Fund*

State Street China Equity Select Fund

State Street Defensive Global Equity Fund

State Street Emerging Markets Equity Index Fund

State Street Equity 500 Index Fund

State Street ESG Liquid Reserves Fund

State Street Global All Cap Equity ex- U.S. Index Fund

State Street Hedged International Developed Equity Index Fund

State Street International Developed Equity Index Fund*

State Street International Value Spotlight Fund

State Street Institutional Liquid Reserves Fund

State Street Institutional Treasury Money Market Fund

State Street Institutional Treasury Plus Money Market Fund

State Street Institutional U.S. Government Money Market Fund

State Street Small/Mid Cap Equity Index Fund

State Street Target Retirement Fund

State Street Target Retirement 2020 Fund

State Street Target Retirement 2025 Fund

State Street Target Retirement 2030 Fund

State Street Target Retirement 2035 Fund

State Street Target Retirement 2040 Fund

State Street Target Retirement 2045 Fund

State Street Target Retirement 2050 Fund

State Street Target Retirement 2055 Fund

State Street Target Retirement 2060 Fund

State Street Target Retirement 2065 Fund

State Street Treasury Obligations Money Market Fund

State Street Ultra Short Term Bond Fund*

*	The Fund is not active